UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2015, Kellogg Company (the “Company”) priced an offering of €600,000,000 of 1.250% Senior Notes due 2025 (the “Notes”). In connection with the offering, the Company entered into an Underwriting Agreement, dated March 2, 2015, with the underwriters named in Schedule 1 thereto. When issued, the Notes will be registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-181377) filed on May 14, 2012.

For a complete description of the terms of the Underwriting Agreement please refer to the copy of the Underwriting Agreement which is filed with this Form 8-K and incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated March 2, 2015, by and among Kellogg Company, HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International, Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Gary H. Pilnick
Date: March 3, 2015	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated March 2, 2015, by and among Kellogg Company, HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International, Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.